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                                                                   EXHIBIT 23.15

                                    CONSENT

     I anticipate becoming a director of Seagull Energy Corporation ("Seagull") upon consummation of the proposed merger of Global Natural Resources Inc. with a subsidiary of Seagull, and hereby consent to the reference to me and my becoming a director of Seagull which is included in the Registration Statement on Form S-4 relating to such merger and in the related Joint Proxy Statement/Prospectus included therein, and further consent to the filing of this consent as an exhibit to such Registration Statement.

                                          /s/          R. A. WALKER

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August 6, 1996